UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2011

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 28, 2011, Alexion Pharmaceuticals, Inc. (“Alexion”) acquired all of the equity interests of Taligen Therapeutics, Inc. (“Taligen”) pursuant to an Agreement and Plan of Merger (the “Agreement”), dated January 28, 2011, among TPCA Corporation, a wholly owned subsidiary of Alexion (the “MergerSub”), Taligen, certain stockholders of Taligen, and, the stockholders’ representatives named therein. Alexion paid $111 million for 100 percent of Taligen’s equity interests and MergerSub was merged into Taligen, becoming a wholly owned subsidiary of Alexion. Additional contingent consideration is payable upon achieving various clinical efficacy and product approval milestones in both the U.S. and European Union for up to six Taligen product candidates. If all such clinical efficacy and product approval milestones were achieved in both the U.S. and European Union for all six products, the total payments would be $367 million.

Alexion acquired Taligen’s portfolio of preclinical compounds, including potential treatments for patients with ophthalmic diseases such as age-related macular degeneration and other antibody and protein regulators of the complement inflammatory pathways.

A portion of the consideration was placed in escrow to cover any indemnification claims that Alexion may have under the Agreement for breaches of representations, warranties and covenants made by Taligen and its stockholders in the Agreement that exceed a specified minimum amount.

The Agreement is included to provide information regarding its terms. It is not intended to provide any other factual information about Alexion or Taligen. The representations, warranties and covenants contained in the Agreement were made solely for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders of Alexion are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Alexion or Taligen. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Agreement, which subsequent information may or may not be fully reflected in Alexion’s public disclosures.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by reference. A copy of the press release that Alexion issued announcing the acquisition is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger by and among Alexion Pharmaceuticals, Inc., TPCA Corporation, Taligen Therapeutics, Inc., each stockholder of Taligen that signed the Agreement as a seller of Series Bl Call Rights, and, only for the limited purposes described therein as Stockholders’ Representatives (and not in their individual capacities), Nick Galakatos, Ed Hurwitz and Timothy Mills, dated as of January 28, 2011.

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on January 31, 2011.

*	Alexion has applied for confidential treatment of certain provisions of this exhibit with the Securities and Exchange Commission (the “SEC”). The confidential portions of this exhibit are marked by an asterisk and have been omitted and filed separately with the SEC pursuant to Alexion’s request for confidential treatment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: February 3, 2011	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and Chief Legal Officer

Index to Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among Alexion Pharmaceuticals, Inc., TPCA Corporation, Taligen Therapeutics, Inc., each stockholder of the Company that has signed the Agreement as a seller of Series Bl Call Rights, and, only for the limited purposes described for them therein as Stockholders’ Representatives (and not in their individual capacities), Nick Galakatos, Ed Hurwitz and Timothy Mills, dated as of January 28, 2011.

99.1	Press Release issued by Alexion Pharmaceuticals, Inc. on January 31, 2011.

*	The Company has applied for confidential treatment of certain provisions of this exhibit with the SEC. The confidential portions of this exhibit are marked by an asterisk and have been omitted and filed separately with the SEC pursuant to Company’s request for confidential treatment.